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                            CERTIFICATE OF FORMATION

                                       OF

                               MONY HOLDINGS, LLC

                           Under Section 18-201 of the
                     Delaware Limited Liability Company Act
                     --------------------------------------

     1. The name of the limited liability company is MONY Holdings, LLC (the "Company").

     2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

     3. The name and address of the registered agent of the Company upon whom process against it may be served is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 27, 2002.


                              /s/ Kenneth Levine
                              -----------------------------------
                              Name:  Kenneth Levine
                              Title: President